Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Langer, Inc. and Subsidiaries
Deer Park, New York

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-139882, 333-130765 and 333-92014 on Form S-3, Registration Statement Nos. 333-130764, 333-94769 and 333-110962 on Form S-8, Registration Statement No. 333-94769 on Form S-8A of our report dated March 28, 2007, relating to the consolidated financial statements and schedules of Langer, Inc. and Subsidiaries for the years ended December 31, 2005 and 2006 appearing in this Annual Report on Form 10-K for the year ended December 31, 2006.

/s/ BDO Seidman, LLP
Melville, New York
April 2, 2007